SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2009, Pioneer Southwest Energy Partners L.P. (the “Partnership”) issued a news release that is attached to this report as Exhibit 99.1. In the news release, the Partnership announced that Pioneer Natural Resources GP LLC (the “General Partner”), the general partner of the Partnership, added two new members to its Board of Directors, increasing the size of the Board from five to seven members, to enhance the operational depth of the Board. Messrs. Phillip A. Gobe and Danny L. Kellum were appointed to the newly created directorships effective June 11, 2009. Mr. Kellum is an Executive Vice President of the General Partner and Pioneer Natural Resources Company (“Pioneer”), overseeing operations for Pioneer and the Partnership.

Mr. Gobe is an independent director and has been appointed to serve on the Audit Committee and Conflicts Committee of the Board. Mr. Gobe will be entitled to receive the standard compensation for non-employee directors of the General Partner who serve on its Audit Committee, that being an annual base retainer fee of $45,000, an annual fee of $10,000 for service on one or more committees plus an additional annual fee of $7,500 for service on the Audit Committee, an initial equity award of $40,000 in restricted units at the time of his election to the Board, and a pro rata part of the directors’ annual equity award of $50,000 in restricted units. The initial equity award of restricted units will vest ratably over a three-year period on each anniversary of the date of the award, and the annual equity award of restricted units will vest in full on May 14, 2010, the vesting date of the annual awards granted to the General Partner's other non-employee directors. The vesting of ownership and the lapse of transfer restrictions on restricted units is accelerated in the event of the death or disability of the director or a change in control of the Partnership. The equity awards were granted pursuant to the Partnership’s 2008 Long-Term Incentive Plan. A description of the plan is included in the Partnership’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 31, 2009, and that description is incorporated in this report by reference.

In addition, Mr. Gobe will enter into an indemnification agreement with the Partnership in the same form as that entered into with the other independent directors of the General Partner, pursuant to which the Partnership will indemnify Mr. Gobe to the fullest extent permitted by the Partnership’s First Amended and Restated Agreement of Limited Partnership against expenses, judgments, fines and certain other amounts that he may incur in a proceeding by reason of the fact that he is or was a director of the General Partner.

There is no arrangement or understanding between Messrs. Gobe or Kellum and any other persons pursuant to which they were selected as directors. There have been no transactions nor are there any currently proposed transactions to which the Partnership or any of its subsidiaries was or is to be a party that require disclosure under Rule 404(a) of Regulation S-K related to the appointment of Messrs. Gobe or Kellum.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 --	News Release, dated June 11, 2009, titled “Pioneer Southwest Energy Partners L.P. Expands Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	Pioneer Natural Resources GP LLC, its
general partner

By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated:  June 17, 2009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

EXHIBIT INDEX

Exhibit No.	Description

99.1(a)	News Release, dated June 11, 2009, titled “Pioneer Southwest Energy Partners L.P. Expands Board of Directors.”

___________

(a) Furnished herewith.